UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

August 18, 2004

Date of report (Date of earliest event reported)

VCG HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-50291	84-1157022
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

390 Union Blvd, Suite 540, Lakewood, CO 80228

(Address of principal executive offices, including zip code)

(303) 934-2424

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2. Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 18, 2004, CCCG, Inc., a Colorado corporation d/b/a Diamond Cabaret (“Seller”), and Glenarm Restaurant LLC (“Buyer”), entered into an Agreement for the Purchase and Sale of Assets (the “Agreement”). The Buyer is a wholly owned Limited Liability Company of VCG Holding Corp., a Colorado corporation (“the Company”) Under this Agreement, the Seller, an unrelated third party, agreed to: (i) sell its operating assets utilized by the Seller in its conduct of a restaurant and adult cabaret business at the location in Denver, Colorado (the “Business”); (ii) assign certain space and service leases, (iii) transfer its liquor and adult cabaret licenses to the Buyer subject to the prior approvals of the local licensing authorities, and (iv) transfer other rights relating to the Business, including the trade names, trade styles and goodwill. In addition, the Seller agreed to enter into a covenant not to compete prohibiting shareholders of 10% or more of the Seller’s outstanding stock to compete with the Business for a three-year period. In consideration for the foregoing, the Buyer agreed to pay the purchase price in the amount of US$6,000,000 (the “Purchase Price”). In addition to the Purchase Price, the Buyer agreed to pay to the Seller the cost of the Seller’s wine and champagne inventory in the amount not to exceed $187,000. The agreement includes a twenty-five year lease for the real estate that the business operates (1222 Glenarm Place, Denver, Colorado). The Agreement contains other terms and provisions which are customary for the asset purchase agreement of this nature. The closing of the transaction will not take place until the transfer of the liquor license is completed, which is estimated to occur in October 2004.

The foregoing is a summary description of the terms of the Agreement and by its nature is incomplete. It is qualified in the entirety by the text of the Agreement, a copy of which will be filed as exhibit to the Company’s amended Current Report on Form 8-K upon closing of the asset purchase transaction.

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 9.01(a). In accordance with Item 9.01(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after September 2, 2004.

(b) Pro forma financial information.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 9.01(a). In accordance with Item 9.01(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after September 2, 2004.

(c) Exhibits.

99.5    Press Release dated September 2, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 2, 2004	By:	/s/ Donald W. Prosser
	Name:	Donald W. Prosser
	Title:	Director, Chief Financial and Accounting Officer